Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-333-291608) and the Registration Statement on Form S-8 (File No. 333-282819) of TruGolf Holdings, Inc. of our report dated July 30, 2026, relating to the consolidated financial statements of Polymath Research Inc. and its subsidiaries as of December 31, 2025 and 2024, included in this Current Report on Form 8-K/A of TruGolf Holdings, Inc.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

Rowland Heights, CA

November 6, 2026